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                                1,375,000 SHARES
                                 SLEEPY'S, INC.
                                  COMMON STOCK
                             UNDERWRITING AGREEMENT

                                                                          , 1996

GERARD KLAUER MATTISON & CO., LLC
  As Representative of the several Underwriters
  c/o Gerard Klauer Mattison & Co., LLC
  529 Fifth Avenue
  New York, New York 10017

Ladies and Gentlemen:

     Sleepy's, Inc., a New York corporation (the 'Company'), proposes to sell an aggregate of 1,375,000 shares (the 'Firm Shares') of the Company's Common Stock, par value $0.01 per share (the 'Common Stock'), to you and to the other underwriters named in Schedule I (collectively, the 'Underwriters'), for whom Gerard Klauer Mattison & Co., LLC, a New York limited liability company ('GKM'), is acting as representative (the 'Representative'). The Company has also agreed to grant to you and the other Underwriters an option (the 'Option') to purchase up to an additional 206,250 shares of Common Stock (the 'Option Shares') on the terms and for the purposes set forth in Section 1(b). The Firm Shares and Option Shares are hereinafter collectively referred to as the 'Shares.' The Company also proposes to issue to you warrants (the 'Representative's Warrants') to purchase an aggregate of 137,500 shares of Common Stock, pursuant to the Warrant
Agreement, dated                    , 1996, by and  between the Company and  the
Representative (the 'Representative's Warrant Agreement'). The shares of stock issuable upon the exercise of the Representative's Warrants are hereinafter referred to as the 'Warrant Shares.' The Representative's Warrants, the Warrant Shares and Shares are hereinafter collectively referred to as the 'Securities.'

     The initial public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the several Underwriters shall be agreed upon by the Company and the Representative, acting on behalf of the several Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the 'Price Determination Agreement'). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares shall be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to 'this Agreement' and to the phrase 'herein' shall be deemed to include, the Price Determination Agreement.

     The Company confirms as follows its agreements with the Representative and the several other Underwriters.

     1. Agreement to Sell and Purchase.

     (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to sell to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at the purchase price per share for the Firm Shares to be agreed upon by the Company and the Representative, in accordance with Section 1(c) hereof and set forth in the Price Determination Agreement, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such
additional  number   of  Firm   Shares  which   such  Underwriter   may   become


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obligated  to purchase pursuant to Section 8  hereof. Schedule I may be attached to the Price Determination Agreement.(1)

     (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 206,250 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 45th day after the date of this Agreement (or, if the Company has elected to rely on Rule 430A, on or before the 45th day after the date of the Price Determination Agreement), upon written or telegraphic notice (the 'Option Shares Notice') by the Representative to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the 'Option Closing Date') setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company shall issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter shall purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representative in such manner as it deems advisable to avoid fractional shares.

     (c) The initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement. In the event such price has not been agreed upon and the Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date on which the Registration Statement (as hereinafter defined) becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Section 6 shall remain in effect.

     2. Delivery and Payment. Delivery of the Firm Shares shall be made to the Representative for the accounts of the Underwriters against payment of the purchase price by certified or official bank checks payable in New York Clearing House (next-day) funds to the order of the Company at the offices of Bear, Stearns Securities Corp., 1 Metrotech Center No., Brooklyn, New York, as agent for the Representative, or such other place as the Company and the Representative shall agree to in writing. Such payment shall be made at 10:00 a.m., New York City time, on the third business day (the fourth business day, should the offering be priced after 4:30 PM, EST/EDT) after the date on which the first bona fide offering of the Shares to the public is made by the Underwriters or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Representative (such date is hereinafter referred to as the 'Closing Date').

     To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) shall take place at the offices specified above for the closing, at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

     On the Closing Date, the Company shall issue to the Representative the Representative's Warrants, which shall entitle the holders thereof to purchase an aggregate of 137,500 shares of Common Stock. The Representative's Warrants shall be exercisable for a period of four years commencing one year from the effective date of the Registration Statement at an exercise price equal to 120% of the initial public offering price of the Firm Shares. The Representative's Warrant Agreement and form of warrant certificate shall be substantially in the
form filed as Exhibit    to the Registration Statement.(2)

     Certificates evidencing the Shares and Representative's Warrants shall be in definitive form and shall be registered in such names and in such denominations as the Representative shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the

- ------------
(1) This agreement assumes that the Company will elect to rely on Rule 430A. Should the Company not elect to rely on Rule 430A, appropriate modifications should be made.

(2) The Company's Form S-1 filed with the Commission on June 7, 1996 does not include the Representative's Warrant as a separate exhibit.

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Shares   and  Representative's  Warrants,  the   Company  agrees  to  make  such
certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

     The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Registered Securities by the Company to the respective Underwriters shall be borne by the Company. The Company shall pay, and hold each Underwriter and any subsequent holder of the Registered Securities harmless from, any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Registered Securities.

     3. Representations and Warranties of the Company. Each of the Company and Harry Acker, jointly and severally, represents and warrants to, and covenants with, each Underwriter that:

          (a) A registration statement (Registration No. 333- ) on Form S-1 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the 'Act'), and the rules and regulations (collectively referred to as the 'Rules and Regulations') of the Securities and Exchange Commission (the 'Commission') thereunder, and has been filed with the Commission. The term 'preliminary prospectus' as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ('Rule 430A') of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Representative. The term 'Registration Statement' means the registration statement as amended at the time it becomes or became effective (the 'Effective Date'), including financial statements and all exhibits and any information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the 'Rule 462 Registration Statement'), then any reference to the 'Registration Statement' shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term 'Prospectus' means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

          (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply with all applicable provisions of the Act and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the amounts of the selling

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     concession  and reallowance set forth in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representative specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

          (c) The only subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement (the 'Subsidiaries'). The Company and each of its Subsidiaries is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary. All of the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, and are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and claims whatsoever. Except for the stock of the Subsidiaries and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and each of its Subsidiaries and all amendments thereto have been delivered to the Representative, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

          (d) The outstanding shares of Common Stock have been, and the Securities to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive, first refusal or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is now, and at the Closing Date will be, complete and accurate in all respects and the 29,000-for-1 split of the Common Stock described in the Prospectus has become effective under the laws of New York. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations. Upon the issuance and delivery pursuant to the terms of this Agreement, the Underwriters will acquire good and marketable title to the Securities, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

          (e) The financial statements and schedules included in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The pro forma financial statements and other pro forma financial information included in the Registration Statement or the Prospectus (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement or the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Company are required by the Act or the Rules and Regulations to be included in

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     the  Registration  Statement  or  the  Prospectus.  BDO  Seidman,  LLP (the
     'Accountants'), which have reported on such financial statements and schedules, are independent accoun-tants with respect to the Company as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

          (f) The Company maintains a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization;
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred, nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into, nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein, and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

          (h) The Company is not an 'investment company' or an 'affiliated person' of, or 'promoter' or 'principal underwriter' for, an 'investment company,' as such terms are defined in the Investment Company Act of 1940, as amended.

          (i) Except  as  set  forth  in  the  Registration  Statement  and  the
     Prospectus, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company or any of its Subsidiaries or the general affairs, business, business prospects, earnings, position, value, properties, management, condition (financial or otherwise), operations or results of operations of the Company and any of its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any authorization, approval, order, license, certificate, franchise or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would adversely affect the general affairs, business, business prospects, earnings, position, value, properties management, condition (financial or otherwise), operations or results of operations of the Company and any of its Subsidiaries, taken as a whole. There are no pending investigations known to the Company involving the Company or any of its Subsidiaries by any governmental agency having jurisdiction over the Company or its Subsidiaries or their respective businesses or operations. The disclosures in the Registration Statement concerning the effects of federal, state, local and foreign laws, rules and regulations on each of the Company's and any of its Subsidiaries' businesses as currently conducted and as proposed to be conducted are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.

          (j) Each of the Company and its Subsidiaries has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business (including, without limitation, those relating to the resale of returned bedding) and
     (iii) performed all obligations required to be performed by it, and is not, and at the Closing Date will not be, in default under any indenture, mortgage, deed of

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     trust, voting  trust  agreement,  loan  agreement,  bond,  debenture,  note agreement, lease, contract or other agreement or instrument (collectively, a 'Contract or Other Agreement') to which it is a party or by which its property is bound or affected. To the best knowledge of the Company and each of its Subsidiaries, no other party under any Contract or Other Agreement to which it is a party is in default in any respect thereunder. Each of the Company and its Subsidiaries is not now, and at the Closing Date will not be, in violation of any provision of its certificate of incorporation or by-laws.

          (k) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Securities by the Company, in connection with the execution, delivery and performance of this Agreement, the Representative's Warrant Agreement, the Escrow Agreement (as defined in Section 5(n) below), the Lease (as defined in Section 3(bb) below), the Reorganization Escrow Agreement (as defined in the Prospectus under the caption 'Reorganization of the Company and Change in Tax Status')(3) (this Agreement, the Representative's Warrant Agreement, the Escrow Agreement, the Lease and the Reorganization Escrow Agreement are referred to herein collectively as the 'Company Agreements'), or Harry Acker's Recovery Waiver (as defined in Section 5(m) below), by the Company or Harry Acker, as the case may be, or in connection with the taking by the Company or Harry Acker of any action contemplated hereby or thereby, except as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the 'NASD') in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

          (l) The Company has and will have full corporate power and authority to enter into the Company Agreements. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof, and each other Company Agreement will have been duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company and will be enforceable against the Company in accordance with the terms thereof. The performance of the Company Agreements and the consummation of the transactions contemplated hereby and thereby, as the case may be, and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under 'Use of Proceeds' will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (x) the certificate of incorporation or by-laws of the Company or any of its Subsidiaries, or (y) any contract or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries.

          (m) Each of the Company and its Subsidiaries has good and marketable title to all properties and assets described in the Prospectus to be owned respectively by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company or its Subsidiaries. Each of the Company and its Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus to be leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such Subsidiaries.

- ------------
(3) The Reorganization Escrow Agreement, ensuring that the proper amount of funds is distributed to Harry Acker from the 'AAA' account, is not described in the current preliminary Prospectus, but such disclosure should be added to the Prospectus.

          (n) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof.

          (o) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representative was or will be, when made, inaccurate, untrue or incorrect.

          (p) Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (q) No holder of securities of the Company has rights to register any securities of the Company because of the filing of the Registration Statement.

          (r) Neither the Company nor any of its Subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

          (s) The Company and its Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. Neither the Company nor any of its Subsidiaries has received any notice of any claims asserted by any person with respect to the use of any such trademarks or trade names, or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its Subsidiaries of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person. Except as set forth in the Prospectus, the Company and its Subsidiaries are not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any trademark, service mark or trade name with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.

          (t) The Company has complied with, and until the completion of the distribution of the Shares, will comply with all of the provisions of (including, without limitation, filing all forms required by) Section
     517.075 of the Florida Securities and Investor Protection Act and Regulation 3E-900.001 thereunder with respect to the offering and sale of the Shares.

          (u) Neither the Company, its Subsidiaries nor, to the best of the Company's knowledge after due inquiry, any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any of its Subsidiaries have, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its Subsidiaries (or assist the Company or any of its Subsidiaries in connection with any actual or proposed transaction) which (i) might subject the Company or any of its Subsidiaries or any other such individual or entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company or any of its Subsidiaries, or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company or any of its Subsidiaries.

          (v) Each of the Company and its Subsidiaries maintains insurance policies and surety bonds, including, but not limited to, general liability and property insurance, which insure the Company, its

     Subsidiaries and their respective employees against losses and risks reasonably insured against by comparable businesses. Neither the Company nor any of its Subsidiaries (i) has failed to give notice or present any insurance claim with respect to any matter, including, but not limited to, the Company's or any of its Subsidiaries' business, property or employees, under any insurance policy or surety bond in a due and timely manner, (ii) has any disputes or claims against any underwriter of such insurance policies or surety bonds or has failed to pay any premiums due and payable thereunder or (iii) has failed to comply with all material terms and conditions contained in such insurance policies and surety bonds. There are no facts or circumstances which would relieve any insurer of its obligation under any such insurance policy or surety bond to satisfy in full any valid claim of the Company or any of its Subsidiaries.

          (w) Except as described in the Prospectus, neither the Company nor any of its Subsidiaries maintains, sponsors or contributes to any program or arrangement that is an 'employee pension benefit plan,' an 'employee welfare benefit plan' or a 'multiemployer plan' (collectively, 'ERISA Plans') as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'). Neither the Company nor any of its Subsidiaries has maintained or contributed to a defined benefit plan as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a 'prohibited transaction' within the meaning of Section 406 of ERISA or
     Section 4975 of the Code, which could subject the Company or any of its Subsidiaries to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which are intended to comply with Code Section 401(a) stating that such ERISA Plan and the attendant trust are qualified thereunder. Neither the Company nor any of its Subsidiaries has ever completely or partially withdrawn from such a 'multiemployer plan.' Neither the Company nor any of its Subsidiaries will be subject to any material liability under ERISA or any ERISA Plans.

          (x) Each of the Company and its Subsidiaries owns and has the unrestricted right to use all trade secrets, know-how, technology (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively, the 'Intellectual Property') that are or could reasonably be expected to be material to its business as currently conducted or proposed to be conducted or to the development, manufacture, operation and sale of any products and services sold or proposed to be sold by any of the Company or any of its Subsidiaries, each free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, defect, restriction, equity or lien of any kind whatsoever of others, including without limitation, former employers of its employees. Neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent application, copyright or Intellectual
     Property  which  singly  or  in  the  aggregate,  if  the  subject  of  any unfavorable decision, ruling or finding, might have an adverse effect on the general affairs, business, business prospects, earnings, position, value, properties, management, condition (financial or otherwise), operations or results of operations of the Company and its Subsidiaries, taken as a whole. Except as set forth in the Prospectus, the Company and its Subsidiaries are not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, patent application, copyright or Intellectual Property, with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.

          (y) Each of the Company and its Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of all their Intellectual Property in all material aspects.

          (z) The Company has granted options to purchase no more than an aggregate of 234,400 shares of its Common Stock pursuant to its 1996 Stock Option Plan, or otherwise, and the number of options granted to each of its executive officers named in the Prospectus under the caption 'Management' and to each other employee does not exceed the number heretofore approved by the Representative. The Board of Directors of the Company has created a Compensation Committee, a majority of which shall at all times consist of directors independent of the Company's management. The Compensation Committee has the sole authority to administer the Company's Executive Bonus Plan and 1996 Stock Option Plan.

          (aa) The Company has acquired all of the outstanding shares of capital stock and evidence of indebtedness of (i) each of the corporations named in the Prospectus under the caption 'Reorganization of the Company and Change of Tax Status' and (ii) each of the corporations (including without limitation those listed on Exhibit 21 to the Registration Statement) owning or leasing any location at or in which the Company conducts any part of its business as described in the Prospectus.

          (bb) The Company and BDC Realty Corp. have entered into a lease substantially in the form of Exhibit B hereto (the 'Lease') by which the Company leases the property constituting its warehouse and headquarters at 175 Central Avenue South, Bethpage, New York, from BDC Realty Corp. and BDC Realty Corp. agrees to construct a 71,000 square foot addition to such property. BDC Realty Corp. has entered into a definitive construction loan agreement with Fleet National Bank of New York in the form previously furnished to the Representative under which BDC Realty Corp. has available to it sufficient funds to complete such construction in accordance with the Company's requirements and specifications. The annual fair market rental value of the property described in the Lease is not less than the annual rent amount specified therein.

     4. Agreements of the Company. The Company agrees with the several Underwriters as follows:

          (a) The Company shall not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representative within a reasonable period of time prior to the filing thereof and the Representative shall not have objected thereto in good faith.

          (b) The Company shall use its best efforts to cause the Registration Statement to become effective, and shall notify the Representative promptly, and shall confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares or Warrant Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 4(e) hereof that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Company shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Representative promptly of all such filings.

          (c) The Company shall furnish to the Representative, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and shall furnish to the Representative, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

          (d) The Company shall comply with all the provisions of any undertakings contained in the Registration Statement.

          (e) On the Effective Date, and thereafter from time to time, the Company shall deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representative may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to each of the Underwriters, without charge, such number of copies thereof as the Representative may reasonably request.

          (f) Prior to any public offering of the Shares by the Underwriters, the Company shall cooperate with the Representative and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may request; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

          (g) During the period of five years commencing on the Effective Date, the Company shall furnish to the Representative and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representative and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

          (h) The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

          (i) Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by the Representative, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it (including, without limitation, the registration fee payable to the Commission), each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation and delivery of certificates representing the Securities, (3) the printing of this Agreement, the Representative's Warrant Agreement, the Agreement Among Underwriters, any Dealer Agreements, any Underwriters' Questionnaire and the Agreement and Power of Attorney, (4) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (5) the listing of the Shares and Warrant Shares on the Nasdaq National Market System or any stock exchange, (6) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (7) the registration or qualification of the Shares or Warrant Shares for offer and sale under the securities or Blue Sky laws of such jurisdic-tions designated pursuant to Section 4(f) hereof, including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith (subject to a cap of $30,000), and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Company, (9) the transfer agent for the Shares and Warrant Shares, (10) the Accountants,
     (11) investor presentations on any 'road show' undertaken in connection with the marketing of the offering of the Shares, including, without limitation, costs and expenses associated with the production of road show slides and graphics, costs and expenses associated with mailing of materials and room rentals, fees and expenses of any consultants engaged in connection with the road show presentations, ground, air and other travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with such road show, (12) due diligence investigations, (13) all advertising costs and expenses, including, without limitation, costs and expenses relating to any 'tombstone' advertisement and costs and expenses of any bound volume or prospectus memorabilia. In addition, if the transactions contemplated by this Agreement are consummated, the Company shall pay GKM an expense allowance equal to 0.50% of the gross proceeds of the Offering on a non-accountable basis.

          (j) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof (other than pursuant to Section 8) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company shall reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith not to exceed $75,000 in the aggregate.

          (k) The Company shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

          (l) The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under 'Use of Proceeds' and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

          (m) During the period of 180 days commencing at the Closing Date, the Company shall not, without the prior written consent of GKM, grant options to purchase shares of Common Stock at a price less than the initial public offering price.

          (n) The Company shall not, and shall cause each of its executive officers, directors and each beneficial owner of more than 5% of the outstanding shares of Common Stock to enter into agreements with the Representative in the form set forth in Exhibit C to the effect that they shall not, for a period of 180 days after the commencement of the public offering of the Shares, without the prior written consent of GKM, offer to sell, sell, pledge, contract to sell, grant any option to purchase, or otherwise dispose of, or require the Company to file with the Commission a registration statement under the Act to register, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, hereinafter referred to as the 'Exchange Act').

          (o) The Company shall not permit Andrea 'A.J.' Acker to be granted or receive more than 10,000 options to purchase Common Stock under the Company's 1996 Stock Option Plan. Prior to [June , 1998], the Company shall not amend the 1996 Stock Option Plan or the Executive Bonus Plan in any material respect without the prior written consent of the Representative. Other than pursuant to the Executive Bonus Plan, Harry Acker shall receive no bonus from the Company or any of its Subsidiaries for fiscal years 1996, 1997 and 1998.

          (p) Within 90 days of the Closing Date, the Board of Directors of the Company shall appoint two independent directors and shall establish an independent audit committee, in each case that satisfies the requirements of Sections (c) and (d) of NASD Rule 4460 (formerly Schedule D, Part III, Section 6 of the NASD By-Laws).

     5. Conditions of the Obligations of the Underwriters. In addition to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

          (a) Notification that the Registration Statement has become effective shall be received by the Representative not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representative and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

          (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative did not object thereto in good faith, and the Representative shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

          (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change or development involving a prospective material adverse change, in the general affairs, business, business prospects, earnings, position, value, properties, management, condition (financial or otherwise), operations or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus, (ii) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Representative any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price, (iii) there shall have been no transactions, not in the ordinary course of business, entered into by the Company or any of its Subsidiaries and no liabilities or obligations incurred by the Company or any of its Subsidiaries, in each case from the latest date as of which the financial condition of the Company and its Subsidiaries is set forth in the Registration Statement and the Prospectus, which are adverse to the Company and its Subsidiaries, taken as a whole, (iv) neither the Company nor any of its Subsidiaries has issued any securities (other than the Securities) or declared or paid any dividend or made any distribution in respect of its capital stock of any class, debt (long term or short term) or, except in the ordinary course of business, liabilities or obligations of the Company or any of its Subsidiaries (contingent or otherwise), except as set forth in the Registration Statement and Prospectus, and (v) no material amount of the assets of the Company or any of its Subsidiaries shall have been pledged, mortgaged or otherwise encumbered, except as set forth in the Registration Statement and Prospectus.

          (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the general affairs, business, business prospects, earnings, position, value, properties, management, condition (financial or otherwise), operations or results of operations of the Company and its Subsidiaries, taken as a whole.

          (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

          (f) The Representative shall have received opinions, each dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, satisfactory in form and substance to counsel for the Underwriters, from Parker Chapin Flattau & Klimpl, LLP, counsel to the Company, to the effect set forth in Exhibit D.

          (g) The Representative shall have received an opinion, dated the Closing Date and the Option Closing Date, from Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representative.

          (h) On the date of the Prospectus, the Accountants shall have furnished to the Representative a letter, dated the date of its delivery, addressed to the Representative and in form and substance satisfactory to the Representative, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representative a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date of the Prospectus, if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

          (i) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representative an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representative, to the effect that:

             (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus, and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, and
        (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

             (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

             (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

          (j) On or prior to the Closing Date, the Representative shall have received the executed agreements referred to in Section 4(n).

          (k) The Shares and Warrant Shares shall be qualified for sale in such states as the Representative may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

          (l) The Company shall have furnished to the Representative such certificates, in addition to those specifically mentioned herein, as the
     Representative may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representative.

          (m) Prior to the Closing Date, each of Harry Acker and Jack Brown shall have entered into a written agreement (each, a 'Recovery Waiver') in form satisfactory to the Representative in its sole discretion by which he irrevocably waives any rights that he may have to receive all or any portion of a judgment or settlement of the shareholder derivative lawsuits filed in the Supreme Court of the State of New York, New York Country, styled Sid Patterson v. M.J.R. Bedding Co., Inc., Bedding Discount Centers, Inc., Harold Acker and Jack Brown, Index No. 576/89 (the 'M.J.R. Action') and Sid Patterson v. Hapat Bedding Corp, Bedding Discount Centers, Inc., Harold Acker and Jack Brown, Index No. 8513/88 (the 'Hapat Action') or any similar actions and agrees to pay over to the Company any amounts received in respect thereof.

          (n) Prior to the Closing Date, Harry Acker shall have entered into a written indemnification and escrow agreement ('Escrow Agreement') in form satisfactory to the Representative in its sole discretion by which he agrees to indemnify and hold harmless the Company for the amounts of any judgment, settlement or other costs (including all attorney's fees, disbursements and costs and expenses of investigation related thereto) in connection with the M.J.R. Action and the Hapat Action that the Company is required to pay in excess of an aggregate for both such Actions of $300,000. On or prior to the Closing Date, Harry Acker shall have deposited with the escrow agent under such Escrow Agreement for the benefit of the Company $1,000,000 in cash and an additional $500,000 in cash or Common Stock (valued at the initial offering price per share) to secure the indemnification obligation described in (i) above.

          (o) Prior to the Closing Date, Harry Acker shall have entered into the Reorganization Escrow Agreement, and on or prior to the Closing Date, Harry Acker shall have deposited with the escrow agent under such Reorganization
     Escrow Agreement for the  benefit of the Company  [$       ] in  accordance
     with the terms thereof.

          (p) Prior to the Closing Date, the Company shall have delivered to the Representative an appraisal acceptable to the Representative in its sole discretion of the fair market rental value of the property described in the Lease.

          (q) The Company and each of its Subsidiaries party thereto shall have been released from any and all obligations under (i) the Indemnity Agreement dated June 11, 1994, among BDC Realty Corp., K.S. Acquisition Corp., the Company, Sleepy's International, Inc., Harold Acker, Andrea Acker and Fleet National Bank, N.A. (f/k/a National Westminster Bank USA) ('Fleet'); (ii) the guarantee by the Company of payment obligations under the promissory note dated May 19, 1995 issued by BDC Realty Corp. to the Long Island Development Corporation ('LIDC'); and (iii) any other guarantees or other obligations relating to the indebtedness of BDC Realty Corp. Andrea 'A.J.' Acker and David Acker, as the stockholders of BDC Realty Corp., shall have agreed in writing to guarantee the obligations of BDC Realty Corp. to Fleet and LIDC.

          (r) The Company shall have delivered to the Representative a certificate of an officer of the Company attaching a complete, true and correct copy of its procedures relating to the regulations described in the Prospectus under the caption 'Business -- Government Regulation' and certifying that such procedures are in effect as of the Closing Date.

     6. Indemnification.

     (a) The Company and Harry Acker, jointly and severally, shall indemnify and hold harmless each Underwriter, the directors, officers, employees, counsel and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in (i) any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, (ii) any application, other document or written communication, executed by the Company or based upon written information supplied by the Company, filed with or sent to the Commission, (iii) any application, other document or written communication, executed by the Company or based upon written information supplied by the Company, filed in any jurisdiction in order to qualify the Shares under the securities laws of such jurisdiction, or (iv) any document, executed by the Company or based on written information supplied by the Company, filed with any securities exchange, or the omission or alleged omission to state in such documents enumerated in clauses (i) -- (iv) of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. If multiple claims are brought against any Underwriter, the directors, officers, employees, counsel and agents of such Underwriter and any person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in an arbitration proceeding, and indemnification is permitted under applicable law and is provided for under this Agreement with respect to at least one such claim, the Company and Harry Acker agree that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available. This indemnity agreement will be in addition to any liability that the Company or Harry Acker might otherwise have.

     (b) Each Underwriter shall indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative on behalf of such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

     (c) Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representative on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     (e) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares or Representative's Warrants and payment therefor or (iii) any termination of this Agreement.

     7. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representative, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the sole judgment of the Representative, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Shares or by the Nasdaq National Market, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities, (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares or Option Shares on the terms and in the manner contemplated by the Prospectus, (v) if the Company or any of its Subsidiaries shall have sustained a loss material or substantial to the Company or any of its Subsidiaries by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured, will make it inadvisable to proceed with the offering and sale of the Shares or Option Shares, or (vi) if there shall have been a material adverse change in the general affairs, business, business prospects, earnings, position, value, properties, management, condition (financial or otherwise), operations or results of operations of the Company or the Company and its Subsidiaries, taken as a whole, as would make it inadvisable to proceed with the offering and sale of the Shares or Option Shares.

     8. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representative may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 8 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Company and the Representative for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     9. Rights of First Refusal. The Company and each of its present and future Subsidiaries and affiliates hereby grant to GKM a right of first refusal for the period of 24 months after the Closing Date to act as lead-managing underwriter, placement agent or financial advisor in connection with (i) any equity or debt financing (other than bank or other institutional lender financing provided under a term or revolving credit loan), including, without limitation any public or private sale of any equity or debt securities, (ii) any merger or acquisition activity or (iii) any other investment banking services being considered by the Company, such Subsidiary or affiliate, to the extent that the Company, such Subsidiary or affiliate, as the case may be, decides to engage an investment bank or other financial advisor for such services; provided, however, that the material terms and conditions of GKM's retention shall be commensurate with the normal and customary terms and conditions of GKM's retention (including GKM's normal and customary compensation for such services) in similarly sized transactions for similarly sized clients, as agreed between the Company and GKM in good faith. To the extent that GKM exercises the right of first refusal contained in this paragraph, GKM shall have the right to approve any co-managers or co-placement agents, and shall have the sole right to determine the extent of their participation in the gross underwriting commissions and/or placement fees.

     10. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 175 Central Avenue South, Bethpage, New York 11714, Attention: [Harry Acker], or (b) if to the Underwriters, to GKM at the offices of GKM, 529 Park Avenue, New York, New York 10017, Attention: Dominic A. Petito. Any such notice shall be effective only upon receipt. Any notice under Section 7 or 8 may be made by facsimile, telex or telephone, but if so made shall be subsequently confirmed in writing.

     This Agreement has been and is made solely for the benefit of the several Underwriters, and the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term 'successors and assigns' as used in this Agreement shall not include a purchaser, as such purchaser, of Shares or Warrant Shares from any of the several Underwriters.

     All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of their controlling persons and shall survive delivery of and payment for the Securities hereunder.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

     Other than the terms concerning Business Combinations set forth in the Engagement Letter Agreement, dated March 7, 1996, by and between GKM and the Company, this Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representative and the Company.

     Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                          Very truly yours,

                                          SLEEPY'S, INC.
                                          By:
                                             ...................................
                                            NAME: HARRY ACKER
                                            TITLE:CHAIRMAN AND CHIEF EXECUTIVE
                                                  OFFICER


                                             ...................................
                                            HARRY ACKER

Confirmed as of the date first
above mentioned:

GERARD KLAUER MATTISON & CO., LLC
Acting on behalf of itself
and as the Representative of the
other several Underwriters
named in Schedule I hereof.

By: GERARD KLAUER MATTISON & CO., LLC

By:
     .......................................
    NAME:
    TITLE:

                                   SCHEDULE I
                                  UNDERWRITERS

                                                                                                       NUMBER OF
  NAMES OF                                                                                            FIRM SHARES
UNDERWRITERS                                                                                        TO BE PURCHASED
- ------------                                                                                        ---------------

Gerard Klauer Mattison & Co., LLC................................................................

                                                                                                    ---------------
     Total.......................................................................................      1,375,000
                                                                                                    ---------------
                                                                                                    ---------------

                                                                       EXHIBIT A

                                 SLEEPY'S, INC.
                         PRICE DETERMINATION AGREEMENT

                                                                          [DATE]

GERARD KLAUER MATTISON & CO., LLC
  As Representative of the several Underwriters
  c/o Gerard Klauer Mattison & Co., LLC
  529 Fifth Avenue
  New York, New York 10017

Ladies and Gentlemen:

     Reference  is made to the Underwriting  Agreement, dated                  ,
199 (the 'Underwriting Agreement'), among Sleepy's, Inc., a New York corporation (the 'Company'), and the several Underwriters named in Schedule I thereto or hereto (the 'Underwriters'), for whom GKM is acting as representative (the 'Representative'). The Underwriting Agreement provides for the purchase by the Underwriters from the Company subject to the terms and conditions set forth therein, of an aggregate of 1,375,000 shares (the 'Firm Shares') of the Company's common stock, par value $0.01 per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

     Pursuant to Section 1 of the Underwriting Agreement, the undersigned agrees with the Representative as follows:

          1. The  initial public  offering  price per  share for  the  1,375,000
     Shares shall be $      .

          2.  The purchase price per share for the Firm Shares to be paid by the
     several Underwriters shall be $      , representing an amount equal to  the
     initial public offering price set forth above, less $      per share.

     The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

     As contemplated by the Underwriting Agreement, attached as Schedule I is a completed list of the several Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

     If the foregoing is in accordance with your understanding of the agreement among the Company and the Underwriters, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Company and the Underwriters in accordance with its terms and the terms of the Underwriting Agreement.

                                          Very truly yours,

                                          SLEEPY'S, INC.

                                          By:
                                             ...................................
                                            NAME:  HARRY ACKER
                                            TITLE: CHAIRMAN AND CHIEF EXECUTIVE
                                                   OFFICER

CONFIRMED AS OF THE DATE FIRST
ABOVE MENTIONED:

GERARD KLAUER MATTISON & CO., LLC
Acting on behalf of itself
and as the Representative
of the other several Underwriters
named in Schedule I hereof.

By: GERARD KLAUER MATTISON & CO., LLC

By:
     .......................................
    NAME:
    TITLE:

                                                                       EXHIBIT B

                             REAL ESTATE LEASE FOR
                 175 CENTRAL AVENUE SOUTH, BETHPAGE, NEW YORK.

                               [To be attached.]

                                                                       EXHIBIT C

                                                                          [DATE]

GERARD KLAUER MATTISON & CO., LLC
  As Representative of the several Underwriters
  c/o Gerard Klauer Mattison & Co., LLC
  529 Fifth Avenue
  New York, New York 10017

Ladies and Gentlemen:

     In consideration of the agreement of the several Underwriters, for which Gerard Klauer Mattison & Co., LLC ('GKM') (the 'Representative') intends to act as Representative, to underwrite a proposed public offering (the 'Offering') of 1,375,000 shares of Common Stock, par value $0.01 per share (the 'Common Stock'), of Sleepy's, Inc., a New York corporation, the undersigned hereby agrees that the undersigned shall not, for a period of 180 days after the commencement of the public offering of such shares (the 'Lock-up Period'), without the prior written consent of GKM, directly or indirectly, offer to sell, sell, pledge, contract to sell, grant any option to purchase, or otherwise dispose (each a 'Disposition') of, or require the Company to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, to register, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction during the Lockup Period which is designed to or reasonably expected to lead to or result in a Disposition of such shares of Common Stock, even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option with respect to any such shares or with respect to any security (other than a broad based market basket or index) that includes, relates to or derives any significant part of its value from the shares.

     [Notwithstanding  the  foregoing, the  undersigned  may transfer  shares of
Common Stock to an irrevocable trust created pursuant to an agreement substantially similar to the Irrevocable Trust Agreement dated December 27, 1995, between the undersigned, as Grantor, and David L. Acker, as Trustee; provided, however, that it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the shares of Common Stock subject to the provisions of this letter, and there shall be no further transfer of such shares of Common Stock except in accordance with the provisions of this letter.](4)

                                          Very truly yours,
                                          By:
                                             ...................................

                                          Print Name:
                                                  ..............................

- ------------
(4) This paragraph to be added to letter to be signed by Harry Acker. Letter to be signed by GRAT will not include this paragraph.

                                                                       EXHIBIT D

                   FORM OF OPINION OF COUNSEL TO THE COMPANY

     1. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is the sole record owner and, to our knowledge, the sole beneficial owner of all of the capital stock of each of its Subsidiaries.

     2. All of the outstanding shares of Common Stock have been, and the Shares, when paid for by the Underwriters in accordance with the terms of the Agreement and when issued pursuant to the Representative's Warrants, will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right under (i) the statutes, judicial and administrative decisions and the rules and regulations of the governmental agencies of the State of New York, (ii) the Company's certificate of incorporation or by-laws or (iii) any instrument, document, contract or other agreement referred to in, or filed as an exhibit to, the Registration Statement. Except as described in the Registration Statement or the Prospectus, to the best of our knowledge, there is no commitment or arrangement to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any share of capital stock of the Company or any Subsidiary to any person or any security or other instrument that by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company.

     3. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of the Agreement, the Price Determination Agreement, the Representative's Warrant Agreement, the Escrow Agreement and the Lease (collectively the 'Transaction Agreements') by the Company or BDC Realty Corp., as the case may be, or in connection with the taking by the Company or BDC Realty Corp., as the case may be, of any action contemplated thereby or, if so required, all such consents, approvals, authorizations and orders (specifying the same) have been obtained and are in full force and effect, except such as have been obtained under the Act and the Rules and Regulations and such as may be required under state securities or 'Blue Sky' laws or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Company.

     4. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption 'Capitalization.' The description of the Common Stock contained in the Prospectus is complete and accurate in all material respects. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

     5. The Registration Statement and the Prospectus comply in all material respects as to form with the requirements of the Act and the Rules and Regulations (except that we express no opinion as to financial statements, schedules and other financial data contained in the Registration Statement or the Prospectus).

     6. To the best of our knowledge, any instrument, document, lease, license, contract or other agreement (collectively, 'Documents') required to be described or referred to in the Registration Statement or the Prospectus has been properly described or referred to therein and any Document required to be filed as an exhibit to the Registration Statement has been filed as an exhibit thereto or has been incorporated as an exhibit by reference in the Registration Statement, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Document filed or required to be filed as an exhibit to the Registration Statement.

     7. All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings are accurate and fairly present the information required to be shown.

     8. To the best of our knowledge, the Company, its Subsidiaries and BDC Realty Corp. have obtained all authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those with jurisdiction over environmental or similar matters) necessary to own or lease their respective properties and to conduct their respective businesses as described in the Prospectus. To the best of our knowledge, the Company, its Subsidiaries and BDC Realty Corp. have been, and are currently, conducting their respective businesses in compliance with all such approvals, orders, licenses, certificates, franchises and permits. To the best of our knowledge, neither the Company, any of its Subsidiaries nor BDC Realty Corp. has received any notice of any proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would adversely affect the general affairs, business, business properties, earnings, position, value, properties, management, condition (financial or otherwise), operations or results of operations of the Company and its Subsidiaries, taken as a whole.

     9. To the best of our knowledge, the Company is not in violation of, or in default with respect to, any law, rule, regulation (including, without limitation, those relating to the resale of returned bedding), order, judgment or decree under the laws of the United States or of any State, except as may be described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business or assets of the Company and the Subsidiaries, taken as a whole.

     10. To the best of our knowledge, except as disclosed in the Registration Statement or the Prospectus, no person or entity has the right to require the registration under the Act of shares of Common Stock or other securities of the Company by reason of the filing or effectiveness of the Registration Statement.

     11. Each of the Company and BDC Realty Corp. has full corporate power and authority to enter into the Transaction Agreements to which it is a party, and such Transaction Agreements have been duly authorized, executed and delivered by the Company and BDC Realty Corp., are valid and binding agreements of the
Company and BDC Realty Corp. and, except for the indemnification and contribution provisions of the Agreement, as to which we express no opinion, are enforceable against the Company and BDC Realty Corp. in accordance with the terms thereof.

     12. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the execution, delivery and performance of the Agreement, the Escrow Agreement and Harry Acker's Recovery Waiver (collectively the 'Acker Agreements') by Harry Acker or in connection with the taking by Harry Acker of any action contemplated thereby or, if so required, all such consents, approvals, authorizations and orders (specifying the same) have been obtained and are in full force and effect.

     13. Harry Acker has full right, power and authority to enter into and perform his obligations under the Acker Agreements. The Acker Agreements have been duly executed and delivered by Harry Acker, are valid and binding agreements of Harry Acker and, except for the indemnification and contribution provisions of the Agreement, as to which we express no opinion, are enforceable against Harry Acker in accordance with the terms thereof

     14. The execution and delivery by the Company of, and the performance by the Company of its agreements in, the Transaction Agreements do not and will not
(i) violate the certificate of incorporation or by-laws of the Company, (ii) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms of, (x) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of which we have knowledge, (y) any voting trust arrangement or any contract or other agreement to which the Company is a party that restricts the ability of the Company to issue securities and of which we have knowledge or (z) any Document filed as an exhibit to the Registration Statement, (iii) breach or otherwise violate any existing obligation of the Company under any court or administrative order, judgment or decree of which we have knowledge or (iv) violate applicable provisions of any statute or regulation in the States of New York, New Jersey, Connecticut or Florida or of the United States.

     15. The execution and delivery by Harry Acker of, and the performance by Harry Acker of his agreements in, the Acker Agreements do not and will not (i) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms of, (x) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of which we have knowledge, (y) any other contract to which Harry Acker or the Company is a party that restricts the ability of the Company to issue securities and of which we have knowledge or (z) any Document filed as an exhibit to the Registration Statement, (ii) breach or otherwise violate any existing obligation of Harry Acker or the Company under any court or administrative order, judgment or decree of which we have knowledge or (iii) violate applicable provisions of any statute or regulation in the States of New York, New Jersey, Connecticut or Florida or of the United States.

     16. Delivery of certificates for the Shares or Warrant Shares will transfer valid and marketable title thereto to each Underwriter that has purchased such Shares or Warrant Shares in good faith and without any notice of any adverse claim with respect thereto.

     17. Each of the Company and its Subsidiaries has good and marketable title to, or valid and enforceable leasehold estates in, all real and personal property stated in the Registration Statement and Prospectus to be owned or leased by it, in each case, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or restrictions or equities of any kind whatsoever, other than those referred to in the Prospectus, and of liens for taxes not yet due and payable.

     18. The Company is not an 'investment company' or an 'affiliated person' of, or 'promoter' or 'principal underwriter' for, an 'investment company,' as such terms are defined in the Investment Company Act of 1940, as amended.

     We hereby confirm to you that we have been advised by the Commission that the Registration Statement has become effective under the Act and that no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is threatened, pending or contemplated.

     We hereby further confirm to you that there are no actions, suits, proceedings or investigations pending or, to our knowledge, overtly threatened in writing against the Company or any Subsidiary or any of their respective officers or directors in their capacities as such, or Harry Acker, before or by any court, governmental agency or arbitrator which (i) seek to challenge the legality or enforceability of the Transaction Agreements or the Acker Agreements, (ii) seek to challenge the legality or enforceability of any of the Documents filed, or required to be filed, as exhibits to the Registration Statement, (iii) seek damages or other remedies with respect to any of the Documents filed, or required to be filed, as exhibits to the Registration Statement, (iv) except as set forth in or contemplated by the Registration Statement and the Prospectus, seek money damages in excess of $50,000 or seek to impose criminal penalties upon the Company, any of its Subsidiaries or any of their respective officers or directors in their capacities as such and of which we have knowledge, (v) seek to enjoin any of the business activities of the Company or any of its Subsidiaries or the transactions described in the Prospectus and of which we have knowledge, (vi) question the validity of the capital stock, (vii) in any of which there is a reasonable possibility of an adverse decision which may result in a material change in the general affairs, business, business prospects, earnings, position, value, properties, management, condition (financial or otherwise), operations or results of operations of the Company and its Subsidiaries, taken as a whole, or (viii) are required to be disclosed in the Registration Statement and Prospectus but are either not disclosed, or not disclosed accurately in all material respects.

     We have participated in the preparation of the Registration Statement and the Prospectus and, without assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, nothing has come to our attention that causes us to believe that, both as of the Effective Date and as of the Closing Date and the Option Closing Date, the Registration Statement, or any amendment thereto, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any Prospectus or any amendment or supplement thereto, at the time such Prospectus was issued, at the

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time any such amended or supplemented Prospectus was issued, at the Closing Date and the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein not misleading (except that we express no opinion as to financial statements, schedules and other financial data contained in the Registration Statement or the Prospectus).

     The foregoing opinion is subject to the qualification that the enforceability of the Transaction Agreements and the Acker Agreements may be:
(i) subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; and (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.

     This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Transaction Agreements and the Acker Agreements and may not be circulated to, or relied upon by, any other person, except that this letter may be relied upon by your counsel in connection with the opinion letter to be delivered to you pursuant to Section 5(g) of the Agreement.

     In rendering the foregoing opinion, counsel may rely, to the extent they deem such reliance proper, on the opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel as to matters governed by the laws of jurisdictions other than the United States and the State of New York, and as to matters of fact, upon certificates of officers of the Company and of government officials; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on the Closing Date.

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